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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To BANK ONE CORPORATION:


  As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 1999, included in this Form 10-K, into the following previously filed registration statements of the Corporation:

REGISTRATION STATEMENTS             REGISTRATION STATEMENTS
ON FORM S-8:                              ON FORM S-3


Registration Numbers:               Registration Numbers:

33-03470             33-50117       333-38397
33-14475             33-55149       333-72791
33-10822             33-55315       333-65427
33-18277             33-58923       333-65451
33-27849            333-00445       333-60313
33-34294            333-26929
33-37400            333-27631
33-20890            333-28281
33-20990            333-29395
33-40041            333-30419
33-45473            333-30421
33-46189            333-30425
33-53752            333-30429
33-55172            333-56739
33-55174            333-52503
33-54100            333-63837
33-61760
33-61758
33-60424

                                    /s/  Arthur Andersen LLP


Chicago, Illinois,
March 29, 1999